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                                                                    EXHIBIT G(2)


                       SUB-INVESTMENT ADVISORY AGREEMENT
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          AGREEMENT dated as of August ___, 1999, between The BlackRock New
Jersey Strategic Municipal Trust, a Delaware business trust (the "Trust"), BlackRock Advisors, Inc. a Delaware corporation (the "Adviser"), and BlackRock Financial Management, Inc., a Delaware corporation (the "Sub-Adviser").

          WHEREAS, the Adviser has agreed to furnish investment advisory services to the Trust, a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "Act");

          WHEREAS, the Adviser wishes to retain the Sub-Adviser to provide it with sub-advisory services as described below in connection with Adviser's advisory activities on behalf of the Trust;

          WHEREAS, the advisory agreement between the Adviser and the Trust dated _______, 1999 (such Agreement or the most recent successor agreement between such parties relating to advisory services to the Trust is referred to herein as the "Advisory Agreement") contemplates that the Adviser may sub-contract investment advisory services with respect to the Trust to a sub-adviser pursuant to a sub-advisory agreement agreeable to the Trust and approved in accordance with the provisions of the Act; and

          WHEREAS, this Agreement has been approved in accordance with the provisions of the Act, and the Sub-Adviser is willing to furnish such services upon the terms and conditions herein set forth;

          NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

          1.   Appointment.  The Adviser hereby appoints the Sub-Adviser to act
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as sub-adviser with respect to the Trust and the Sub-Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.
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          2.   Services of the Sub-Adviser.  Subject to the succeeding
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provisions of this section, the oversight and supervision of the Adviser and the direction and control of the Trust's Board of Trustees, the Sub-Adviser will supervise the day-to-day operations of the Trust and perform the following services: (a) act as investment adviser for and manage the investment and reinvestment of the Trust's assets and in connection therewith have complete discretion in purchasing and selling securities and other assets for the Trust and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Trust; (b) manage continuously the investment program of the Trust and the composition of its investment portfolio; (c) arrange, subject to the provisions of paragraph 3 hereof, for the purchase and sale of securities and other assets held in the investment portfolio of the Trust; (d) provide investment research and credit analysis concerning the Trust's investments, (e) determine what portion of the Trust's assets will be invested in cash, cash equivalents and money market instruments, (f) place orders for all purchases and sales of the investments made for the Trust, and (g) maintain the books and records as are required to support Trust investment operations. At the request of the Adviser, the Sub-Adviser will also, subject to the oversight and supervision of the Adviser and the direction and control of the Trust's Board of Trustees, provide to the Adviser or the Trust any of the facilities and equipment and perform any of the services described in Section 3 of the Advisory Agreement. In addition, the Sub-Adviser will keep the Trust and the Adviser informed of developments materially affecting the Trust and shall, on its own initiative, furnish to the Trust from time to time whatever information the Sub-Adviser believes appropriate for this purpose. The Sub-Adviser will periodically communicate to the Adviser, at such times as the Adviser may direct, information concerning the purchase and sale of securities for the Trust, including: (a) the name of the issuer, (b) the amount of the purchase or sale, (c) the name of the broker or dealer, if any, through which the purchase or sale is effected, (d) the CUSIP number of the instrument, if any, and (e) such other information as the Adviser may reasonably require for purposes of fulfilling its obligations to the Trust under the Advisory Agreement. The Sub-Adviser will provide the services rendered by it under this Agreement in accordance with the Trust's investment objectives, policies and restrictions (as currently in effect and as they may be amended or supplemented from time to time) as stated in the Trust's Prospectus and Statement of Additional Information and the resolutions of the Trust's
Board of Trustees.

          3.   Covenants. In the performance of its duties under this
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Agreement, the Sub-Adviser shall at all times conform to, and act in accordance with, any requirements imposed by:

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               (a)  (i) the provisions of the Act and the Investment Advisers
Act of 1940, as amended and all applicable Rules and Regulations of the Securities and Exchange Commission (the "SEC"); (ii) any other applicable provision of law; (iii) the provisions of the Agreement and Declaration of Trust and By-Laws of the Trust, as such documents are amended from time to time; (iv) the investment objectives and policies of the Trust as set forth in its Registration Statement on Form N-2; and (v) any policies and determinations of the Board of Trustees of the Trust;

               (b) will place orders either directly with the issuer or with any broker or dealer. Subject to the other provisions of this paragraph, in placing orders with brokers and dealers, the Sub-Adviser will attempt to obtain the best price and the most favorable execution of its orders. In placing orders, the Sub-Adviser will consider the experience and skill of the firm's securities traders as well as the firm's financial responsibility and administrative efficiency. Consistent with this obligation, the Sub-Adviser may select brokers on the basis of the research, statistical and pricing services they provide to the Trust and other clients of the Adviser or the Sub-Adviser. Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by the Sub-Adviser hereunder. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the Sub-Adviser determines in good faith that such commission is reasonable in terms either of the transaction or the overall responsibility of the Adviser and the Sub-Adviser to the Trust's and their other clients and that the total commissions paid by the Trust will be reasonable in relation to the benefits to the Trust over the long-term. In addition, the Sub-Adviser is authorized to take into account the sale of shares of the Trust in allocating purchase and sale orders for portfolio securities to brokers or dealers (including brokers and dealers that are affiliated with the Adviser or the Sub-Adviser), provided that the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will the Trust's securities be purchased from or sold to the Adviser, the Sub-Adviser or any affiliated person thereof, except to the extent permitted by the SEC or by applicable law;

               (c) will maintain books and records with respect to the Trust's securities transactions and will render to the Adviser and the Trust's Board of Trustees such periodic and special reports as they may request;

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               (d)  will maintain a policy and practice of conducting its investment advisory services hereunder independently of the commercial banking operations of its affiliates. When the Sub-Adviser makes investment recommendations for the Trust, its investment advisory personnel will not inquire or take into consideration whether the issuer of securities proposed for purchase or sale for the Trust's account are customers of the commercial department of its affiliates; and

               (e) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust, and the Trust's prior, current or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

          4.   Services Not Exclusive.  Nothing in this Agreement shall prevent
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the Sub-Adviser or any officer, employee or other affiliate thereof from acting as investment adviser for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Sub-Adviser or any of its officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Sub-Adviser will undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.

          5.   Books and Records.  In compliance with the requirements of Rule
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31a-3 under the Act, the Sub-Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the Act the records required to be maintained by Rule 31a-1 under the Act (to the extent such books and records are not maintained by the Adviser).

          6.   Agency Cross Transactions.  From time to time, the Sub-Adviser or
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brokers or dealers affiliated with it may find themselves in a position to buy for certain of their brokerage clients (each an "Account") securities which the

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Sub-Adviser's investment advisory clients wish to sell, and to sell for certain of their brokerage clients securities which advisory clients wish to buy. Where one of the parties is an advisory client, the Adviser or the affiliated broker or dealer cannot participate in this type of transaction (known as a cross transaction) on behalf of an advisory client and retain commissions from both parties to the transaction without the advisory client's consent. This is because in a situation where the Sub-Adviser is making the investment decision (as opposed to a brokerage client who makes his own investment decisions), and the Sub-Adviser or an affiliate is receiving commis sions from one or both sides of the transaction, there is a potential conflicting divi sion of loyalties and responsibilities on the Sub-Adviser's part regarding the advisory client. The Securities and Exchange Commission has adopted a rule under the Investment Advisers Act of 1940, as amended which permits the Sub-Adviser or its affiliates to participate on behalf of an Account in agency cross transactions if the advisory client has given written consent in advance. By execution of this Agreement, the Trust authorizes the Sub-Adviser or its affiliates to participate in agency cross transactions involving an Account. The Trust may revoke its consent at any time by written notice to the Sub-Adviser.

          7.   Expenses.  During the term of this Agreement, the Sub-Adviser
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will bear all costs and expenses of its employees and any overhead incurred by the Sub-Adviser in connection with its duties hereunder; provided that the Board of Trustees of the Trust may approve reimbursement to the Sub-Adviser of the pro-rata portion of the salaries, bonuses, health insurance, retirement benefits and all similar employment costs for the time spent on Trust operations (other than the provision of investment advice and administrative services required to be provided hereunder) of all personnel employed by the Sub-Adviser who devote substantial time to the Trust operations or the operations of other investment companies advised or subadvised by the Sub-Adviser.

          8.   Compensation.
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               (a)  The Adviser agrees to pay to the Sub-Adviser and the Sub-
Adviser agrees to accept as full compensation for all services rendered by the Sub-Adviser as such, a monthly fee in arrears at an annual rate equal to 0.35% of the average weekly value of the Trust's Managed Assets. "Managed Assets" means the total assets of the Trust minus the sum of accrued liabilities (other than the aggregate indebtedness constituting financial leverage). For any period less than a month during which this Agreement is in effect, the fee shall be prorated according to the

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proportion which such period bears to a full month of 28, 29, 30 or 31 days, as the case may be.

               (b) For purposes of this Agreement, the Managed Assets of the Trust shall be calculated pursuant to the procedures adopted by resolutions of the Trustees of the Trust for calculating the value of the Trust's assets or delegating such calculations to third parties.

          9.   Indemnity.
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               (a)  The Trust hereby agrees to indemnify the Sub-Adviser and each of the Sub-Adviser's directors, officers, employees, agents, associates and controlling persons and the directors, partners, members, officers, employees and agents thereof (including any individual who serves at the Sub-Adviser's request as director, officer, partner, member, trustee or the like of another entity) (each such person being an "Indemnitee") against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees (all as provided in accordance with applicable state law) reasonably incurred by such Indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such Indemnitee may be or may have been involved as a party or otherwise or with which such Indemnitee may be or may have been threatened, while acting in any capacity set forth herein or thereafter by reason of such Indemnitee having acted in any such capacity, except with respect to any matter as to which such Indemnitee shall have been adjudicated not to have acted in good faith in the reasonable belief that such Indemnitee's action was in the best interest of the Trust and furthermore, in the case of any criminal proceeding, so long as such Indemnitee had no reasonable cause to believe that the conduct was unlawful; provided, however, that (1) no Indemnitee shall be indemnified hereunder against any liability to the Trust or its shareholders or any expense of such Indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith,
(iii) gross negligence or (iv) reckless disregard of the duties involved in the conduct of such Indemnitee's position (the conduct referred to in such clauses
(i) through (iv) being sometimes referred to herein as "disabling conduct"), (2) as to any matter disposed of by settlement or a compromise payment by such Indemnitee, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such settlement or compromise is in the best interests of the Trust and that such Indemnitee appears to have acted in good faith in the reasonable belief that such Indemnitee's action was

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in the best interest of the Trust and did not involve disabling conduct by such
Indemnitee and (3) with respect to any action, suit or other proceeding voluntarily prosecuted by any Indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such Indemnitee was authorized by a majority of the full Board of Trustees of the Trust.

               (b) The Trust shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Trust receives a written affirmation of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse the Trust unless it is subsequently determined that such Indemnitee is entitled to such indemnification and if the trustees of the Trust determine that the facts then known to them would not preclude indemnification. In addition, at least one of the following conditions must be met: (A) the Indemnitee shall provide a security for such Indemnitee-undertaking, (B) the Trust shall be insured against losses arising by reason of any lawful advance, or (C) a majority of a quorum consisting of trustees of the Trust who are neither "interested persons" of the Trust (as defined in Section 2(a)(19) of the Act) nor parties to the proceeding ("Disinterested Non-Party Trustees") or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Indemnitee ultimately will be found entitled to indemnification.

               (c) All determinations with respect to indemnification hereunder shall be made (1) by a final decision on the merits by a court or other body before whom the proceeding was brought that such Indemnitee is not liable by reason of disabling conduct, or (2) in the absence of such a decision, by (i) a majority vote of a quorum of the Disinterested Non-Party Trustees of the Trust, or (ii) if such a quorum is not obtainable or even, if obtainable, if a majority vote of such quorum so directs, independent legal counsel in a written opinion. All determinations that advance payments in connection with the expense of defending any proceeding shall be authorized shall be made in accordance with the immediately preceding clause (2) above.

               The rights accruing to any Indemnitee under these provisions shall not exclude any other right to which such Indemnitee may be lawfully entitled.

          10.  Limitation on Liability.
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               (a)  The Sub-Adviser will not be liable for any error of judgment or mistake of law or for any loss suffered by the Adviser or by the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under this Agreement.

               (b) Notwithstanding anything to the contrary contained in this Agreement, the parties hereto acknowledge and agree that, as provided in Section
5.1 of Article V of the Declaration of Trust, this Agreement is executed by the Trustees and/or officers of the Trust, not individually but as such Trustees and/or officers of the Trust, and the obligations hereunder are not binding upon any of the Trustees or Shareholders individually but bind only the estate of the Trust.

          11.  Duration and Termination.  This Agreement shall become effective
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as of the date hereof and, unless sooner terminated with respect to the Trust as provided herein, shall continue in effect for a period of two years.
Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Trust for successive periods of 12 months, provided such continuance is specifically approved at least annually by both (a) the vote of a majority of the Trust's Board of Trustees or a vote of a majority of the outstanding voting securities of the Trust at the time outstanding and entitled to vote and (b) by the vote of a majority of the Trustees, who are not parties to this Agreement or interested persons (as such term is defined in the Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated by the Trust or the Adviser at any time, without the payment of any penalty, upon giving the Sub-Adviser 60 days' notice (which notice may be waived by the Sub-Adviser), provided that such termination by the Trust or the Adviser shall be directed or approved by the vote of a majority of the Trustees of the Trust in office at the time or by the vote of the holders of a majority of the voting securities of the Trust at the time outstanding and entitled to vote, or by the Sub-Adviser on 60 days' written notice (which notice may be waived by the Trust and the Adviser), and will terminate automatically upon any termination of the Advisory Agreement between the Trust and the Adviser. This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities,"
"interested person" and "assignment" shall have the same meanings of such terms in the Act.)

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          12.  Notices.  Any notice under this Agreement shall be in writing to
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the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

          13.  Amendment of this Agreement.  No provision of this Agree ment may
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be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any amendment of this Agreement shall be subject to the Act.

          14.  Miscellaneous.  The captions in this Agreement are included for
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convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or other wise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.

          15.  Governing Law.  This Agreement shall be governed by and construed
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in accordance with the laws of the State of New York for contracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the Act.

          16.  Counterparts.  This Agreement may be executed in counterparts by
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the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

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          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers designated below as of the day and year first above written.


                    BLACKROCK ADVISORS, INC.


                    By:______________________________
                       Name:
                       Title:


                    BLACKROCK FINANCIAL MANAGEMENT, INC.


                    By:______________________________
                       Name:
                       Title:


                    THE BLACKROCK NEW JERSEY
                    STRATEGIC MUNICIPAL TRUST


                    By:______________________________
                       Name:
                       Title:

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